As filed with the Securities and Exchange Commission on September 28, 2023

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CTO Realty Growth, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	59-0483700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

369 N. New York Avenue, Suite 201 Winter Park, Florida (Address of principal executive offices)	32789 (Zip Code)

CTO Realty Growth, Inc. Fifth Amended and Restated 2010 Equity Incentive Plan

(Full title of the Plan)

Daniel E. Smith, Esq.

Senior Vice President, General Counsel and Corporate Secretary

1140 N. Williamson Blvd., Suite 140

Daytona Beach, Florida 32114

(Name and address of agent for service)

(386) 274-2202

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Zachary A. Swartz, Esq.

Vinson & Elkins L.L.P.

901 East Byrd Street, Suite 1500

Richmond, VA 23219

Tel: (804) 327-6324

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”). ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, CTO Realty Growth, Inc. (the “Registrant”) is filing this Registration Statement with the Commission to register an additional 1,000,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), under the Registrant’s Fifth Amended and Restated 2010 Equity Incentive Plan. Pursuant to General Instruction E, the contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-168379, 333-204875 and 333-227885) filed on July 29, 2010, June 11, 2015, and October 18, 2018 and the contents of the Registrant’s Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed on February 1, 2021 are hereby incorporated by reference into this Registration Statement, except as revised herein.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and Registrant information) will be sent or given to eligible participants as specified by Rule 428(b)(1) of the Securities Act. Consistent with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus within the meaning of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant, which are on file with the Commission, are incorporated herein by reference and made a part hereof:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 23, 2023, including the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 28, 2023, that are specifically incorporated by reference therein;

2.	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023, filed with the Commission on April 27, 2023 and July 27, 2023, respectively;

3.	Current Reports on Form 8-K filed with the Commission on February 17, 2023 and June 23, 2023, and on Form 8-K/A filed with the Commission on January 27, 2023; and

4.	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 28, 2021.

All reports and other documents filed by the Registrant (other than any portion of such filings that are furnished under applicable rules of the Commission rather than filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been issued or which deregisters all securities then remaining unissued, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1 —	Articles of Amendment and Restatement of CTO Realty Growth, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K12B filed with the Commission on February 1, 2021).

4.2 —	Third Amended and Restated Bylaws of CTO Realty Growth, Inc., effective as of February 16, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 17, 2023).

5.1* —	Opinion of Venable LLP regarding the validity of the Securities being registered.

10.1 —	Fifth Amended and Restated CTO Realty Growth, Inc., 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on July 27, 2023).

23.1* —	Consent of Grant Thornton LLP (CTO Realty Growth, Inc.).

23.2* —	Consent of Grant Thornton LLP (Collection at Forsyth).

23.3* —	Consent of Venable LLP (included as part of the opinion filed as Exhibit 5.1).

24.1* —	Power of Attorney of the members of the Board of Directors (included on the signature page to this Registration Statement).

107.1* —	Filing Fee Table.

* Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida on September 28, 2023.

CTO Realty Growth, Inc. (Registrant)

By:	/s/ Daniel E. Smith
Daniel E. Smith
Senior Vice President, General Counsel & Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Matthew M. Partridge and Daniel E. Smith with full power to act without the other, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John P. Albright	President, Chief Executive Officer and Director	September 28, 2023
John P. Albright	(Principal Executive Officer)

/s/ Matthew M. Partridge	Senior Vice President, Chief Financial Officer	September 28, 2023
Matthew M. Partridge	and Treasurer (Principal Financial Officer)

/s/ Lisa M. Vorakoun	Vice President and Chief Accounting Officer	September 28, 2023
Lisa M. Vorakoun	(Principal Accounting Officer)

/s/ Laura M. Franklin	Chairman of the Board, Director	September 28, 2023
Laura M. Franklin

/s/ George R. Brokaw	Director	September 28, 2023
George R. Brokaw

/s/ Christopher J. Drew	Director	September 28, 2023
Christopher J. Drew

/s/ R. Blakeslee Gable	Director	September 28, 2023
R. Blakeslee Gable

/s/ Christopher W. Haga	Director	September 28, 2023
Christopher W. Haga